Exhibit 99.3

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma condensed consolidated financial statements give effect to the disposition of Telcordia Technologies, Inc. (“Telcordia”) by Science Applications International Corporation (“the Company”) in a transaction that is a disposition of a business that meets the definition of a significant subsidiary pursuant to Securities and Exchange Commission (“SEC”) Regulation S-X, Rule 1-01. The assumptions and adjustments described in the accompanying notes reflect the disposition of Telcordia effective February 1, 2001. Therefore, Telcordia’s results of operations are no longer reflected in income from continuing operations and its assets and liabilities are no longer reflected in the condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet is based on the condensed consolidated balance sheets of the Company and has been prepared to reflect the disposition of Telcordia as of October 31, 2004. The unaudited pro forma condensed consolidated statements of income for the interim period ended October 31, 2004 and years ended January 31, 2004, 2003 and 2002 reflect the disposition of Telcordia as if the sale closed on February 1, 2001. Therefore, as required by SEC Regulation S-X, Rule 11-01 “Pro Forma Financial Information,” only the portion of the statement of income through “income from continuing operations” is presented.

The unaudited pro forma condensed consolidated financial statements are based on assumptions and adjustments the Company believes are reasonable, factually supportable and directly attributable to the disposition of Telcordia.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements, including the notes thereto, of the Company in its Annual Report on Form 10-K/A for the year ended January 31, 2004 and the unaudited interim condensed consolidated financial statements, including the notes thereto, of the Company in its Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004. These unaudited pro forma condensed consolidated financial statements are shown for illustrative purposes only and are not necessarily indicative of the results of operations or financial position of the consolidated Company that might have occurred had the sale been completed at the beginning of the periods specified, nor are they necessarily indicative of future operating results or financial position.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited, in millions)

	October 31, 2004
	Historical	Pro Forma Adjustments (Note 1)		Pro Forma Results
ASSETS
Current assets:
Cash and cash equivalents	$779	$964	(a)	$1,849
		110	(a)
		(4	)(a)
Investments in marketable securities	1,363	—		1,363
Receivables, net	1,631	(100	)(a)	1,531
Prepaid expenses and other current assets	162	(10	)(a)	152
Deferred income taxes	35	(35	)(c)	—

Total current assets	3,970	925		4,895

Property, plant and equipment	456	(118	)(a)	338
Intangible assets	76	(44	)(a)	32
Goodwill	478	(94	)(a)	384
Prepaid pension assets	535	(535	)(a)	—
Deferred income taxes		100	(c)	100
Other assets	114	(15	)(a)	99

	$5,629	$219		$5,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$983	$(199	)(a)	$784
Accrued payroll and employee benefits	414	(48	)(a)	366
Income taxes payable	284			547
		263	(d)
Deferred income taxes		7	(c)	7
Notes payable and current portion of long-term debt	63	—		63

Total current liabilities	1,744	23		1,767

Long-term debt, net of current portion	1,217	—		1,217
Deferred income taxes	45	(45	)(c)	—
Other long-term liabilities	276	(187	)(a)	89
Minority interest in consolidated subsidiaries	44	—		44
Stockholders’ equity:
Common stock	2	—		2
Additional paid-in capital	2,234	—		2,234
Retained earnings	210	428	(a)	638
Other stockholders’ equity	(113)	10	(a)	(103)
Accumulated other comprehensive loss	(30)	(10	)(a)	(40)

Total stockholders’ equity	2,303	428		2,731

	$5,629	$219		$5,848

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Pro Forma Condensed Consolidated Statements of Income

(Unaudited, in millions, except per share amounts)

	Nine Months Ended October 31, 2004
	Historical	Pro Forma Adjustments		Pro Forma Results
Revenues	$5,954	$(642	)(b)	$5,312
Costs and expenses:
Cost of revenues	5,043	(362	)(b)	4,681
Selling, general and administrative expenses	437	(171	)(b)	266
Goodwill impairment

Operating income	474	(109)		365

Non-operating income (expense):
Net loss on marketable securities and other investments, including impairment losses	(15)			(15)
Interest income	33			33
Interest expense	(67)			(67)
Other expense, net	(3)			(3)
Minority interest in income of consolidated subsidiaries	(10)			(10)

Income from continuing operations before income taxes	412	(109)		303
Provision for income taxes	151	(38	)(b)	113

Income from continuing operations	$261	$(71)		$190

Earnings per share:
Basic:
Income from continuing operations	$1.43	$(.39	)(b)	$1.04

Diluted:
Income from continuing operations	$1.39	$(.38	)(b)	$1.01

Common equivalent shares:
Basic	183	183		183

Diluted	188	188		188

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Pro Forma Condensed Consolidated Statements of Income

(Unaudited, in millions, except per share amounts)

	Year Ended January 31, 2004
	Historical	Pro Forma Adjustments		Pro Forma Results
Revenues	$6,720	$(887	)(b)	$5,833
Costs and expenses:
Cost of revenues	5,584	(484	)(b)	5,100
Selling, general and administrative expenses	589	(258	)(b)	331
Goodwill impairment	7			7

Operating income	540	(145)		395

Non-operating income (expense):
Net gain on marketable securities and other investments, including impairment losses	6			6
Interest income	49			49
Interest expense	(80)			(80)
Other income, net	5	(1	)(b)	4
Minority interest in income of consolidated subsidiaries	(10)			(10)

Income from continuing operations before income taxes	510	(146)		364
Provision for income taxes	159	(20	)(b)	139

Income from continuing operations	$351	$(126)		$225

Earnings per share:
Basic:
Income from continuing operations	$1.90	$(.68	)(b)	$1.22

Diluted:
Income from continuing operations	$1.86	$(.67	)(b)	$1.19

Common equivalent shares:
Basic	185	185		185

Diluted	189	189		189

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Pro Forma Condensed Consolidated Statements of Income

(Unaudited, in millions, except per share amounts)

	Year Ended January 31, 2003
	Historical	Pro Forma Adjustments		Pro Forma Results
Revenues	$5,903	$(1,068	)(b)	$4,835
Costs and expenses:
Cost of revenues	4,815	(604	)(b)	4,211
Selling, general and administrative expenses	581	(276	)(b)	305
Goodwill impairment	13			13
Gain on sale of business units, net	(5)			(5)

Operating income	499	(188)		311

Non-operating income (expense):
Net loss on marketable securities and other investments, including impairment losses	(134)			(134)
Interest income	37			37
Interest expense	(45)			(45)
Other income, net	7	(1	)(b)	6
Minority interest in income of consolidated subsidiaries	(7)			(7)

Income from continuing operations before income taxes	357	(189)		168
Provision for income taxes	98	(37	)(b)	61

Income from continuing operations	$259	$(152)		$107

Earnings per share:
Basic:
Income from continuing operations	$1.32	$(.78	)(b)	$.54

Diluted:
Income from continuing operations	$1.28	$(.75	)(b)	$.53

Common equivalent shares:
Basic	196	196		196

Diluted	203	203		203

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Pro Forma Condensed Consolidated Statements of Income

(Unaudited, in millions, except per share amounts)

	Year Ended January 31, 2002
	Historical	Pro Forma Adjustments		Pro Forma Results
Revenues	$5,771	$(1,397	)(b)	$4,374
Costs and expenses:
Cost of revenues	4,611	(786	)(b)	3,825
Selling, general and administrative expenses	735	(422	)(b)	313
Goodwill impairment	3	(3)		—
Gain on sale of business units, net	(10)			(10)

Operating income	432	(186)		246

Non-operating income (expense):
Net loss on marketable securities and other investments, including impairment losses	(456)			(456)
Interest income	50			50
Interest expense	(14)			(14)
Other income, net	8	2	(b)	10
Minority interest in income of consolidated subsidiaries	(5)			(5)

Income (loss ) from continuing operations before income taxes	15	(184)		(169)
Provision for (benefit from) income taxes	4	(84	)(b)	(80)

Income (loss) from continuing operations	$11	$(100)		$(89)

Earnings per share:
Basic:
Income (loss) from continuing operations	$.05	$(.46	)(b)	$(.41)

Diluted:
Income (loss) from continuing operations	$.05	$(.44	)(b)	$(.39)

Common equivalent shares:
Basic	215	215		215

Diluted	228	228		228

See accompanying notes to unaudited pro forma condensed consolidated financial statements

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1– On November 17, 2004, the Company entered into a definitive stock purchase agreement to sell its ownership in Telcordia to TTI Holding Corporation (“Buyer”), an affiliate of Warburg Pincus LLC and Providence Equity Partners Inc., for cash of $1.35 billion. On March 15, 2005, the sale of Telcordia was completed. The initial sales price of $1.35 billion is subject to a working capital adjustment, a reduction for the net proceeds from a sale leaseback of certain real estate by Telcordia with an unrelated third party in conjunction with the closing of the sale of Telcordia and other adjustments as agreed upon between the Buyer and the Company.

The preliminary working capital adjustment as reflected in the pro forma adjustment represents the actual preliminary adjustment calculated based on the closing date of March 15, 2005. For pro forma purposes, the Company did not calculate a hypothetical working capital adjustment as of October 31, 2004. The most significant difference would be the deferred revenue from certain Telcordia customer contract prepayments that occurred in the month of December 2004 and January 2005. If the sale had occurred as of October 31, 2004, the Company has estimated that the working capital adjustment would have been approximately $201 million lower than the actual preliminary working capital adjustment at March 15, 2005 due to the customer contract prepayments and assuming all other components of the working capital adjustment remain unchanged. Accordingly, the pro forma cash adjustment and after-tax gain adjustment would have been $201 million and $125 million higher, respectively.

In addition to the cash purchase price payable at closing, the Company is entitled to receive additional amounts as contingent purchase price, including the net proceeds from any judgment or settlement of the litigation Telcordia initiated against Telkom South Africa and 50% of the net proceeds Telcordia receives in connection with the prosecution of certain patent rights of Telcordia. The Company also has customary indemnification obligations owing to the Buyer as well as an obligation to indemnify the Buyer against any loss Telcordia may incur as a result of an adverse judgment in the Telkom South Africa litigation.

The unaudited pro forma condensed consolidated balance sheet and statements of income have been prepared to reflect the disposition of Telcordia by the Company as if it occurred February 1, 2001. The pro forma adjustments reflect the initial sales price of $1.35 billion adjusted for a preliminary working capital adjustment, proceeds from the sale leaseback transaction between Telcordia and an unrelated third party, which was consummated in conjunction with the completion of the sale of Telcordia, and other agreed-upon adjustments as contemplated in the “Stock Purchase Agreement between Science Applications International Corporation and TTI Holding Corporation dated as of November 17, 2004, as amended on February 14, 2005 and March 11, 2005,” and included as exhibit 99.1 of this filing. The preliminary purchase price is subject to final adjustment which would occur no earlier than 60 days from the closing date as the Buyer and Telcordia have 30 days to complete the final closing balance sheet for the final purchase price adjustments and then the Company has 30 days to review the final closing balance sheet to determine whether further purchase price adjustments are warranted. The pro forma adjustments do not reflect any further assumptions of purchase price adjustments other than those described above and reflected in Note 1(a) below, and no assumptions or adjustments related to contingent purchase price and customary indemnification obligations have been made. In addition, the working capital pro forma adjustment represents the actual preliminary adjustment, as described above, and does not reflect an estimated working capital adjustment as if the sale was completed as of October 31, 2004. Pro forma adjustments are made to reflect the following:

(a) Allocation of cash proceeds to net assets sold:

in millions
Sale of Telcordia:
Initial purchase price	$1,350
Less: Proceeds from sale leaseback of land and building to an unrelated third party	(110)
Working capital adjustment (primarily due to certain Telcordia customer contract prepayments received prior to completion of the sale)	(225)
Other adjustments per the February 14, 2005 and March 11, 2005 amendments to the definitive stock purchase agreement	(16)
Direct and incremental selling costs	(35)

Net cash	964

Sale leaseback of land and building by Telcordia to an unrelated third party in conjunction with sale of Telcordia:
Proceeds from sale of land and building	$110

Elimination of book value of assets and (liabilities) sold in connection with the transactions previously described:
Cash and cash equivalents	$4
Receivables, net	100
Prepaid expenses and other current assets	10
Deferred income taxes current	42
Property, plant and equipment	118
Intangible assets	44

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Goodwill	94
Prepaid pension assets	535
Other assets	15
Accounts payable and accrued liabilities	(199)
Accrued payroll and employee benefits	(48)
Deferred income taxes non current	(145)
Other long-term liabilities	(187)
Other stockholders’ equity	10
Accumulated other comprehensive loss	(10)

Net assets sold	383

Gain on sale before income taxes	691
Less: Income tax expense (assuming 38% tax rate)	(263)

Gain on sale, net of income taxes	$428

(b)	Elimination of Telcordia’s operating results from continuing operations that have been reclassified to discontinued operations, and to reflect the related effect on earnings per share from continuing operations.
(c)	Preliminary estimated adjustments to reflect reclassification of deferred taxes resulting from the sale of Telcordia and the elimination of Telcordia related deferred taxes (Note 1(a)).
(d)	Preliminary estimated income taxes payable related to the gain on sale of Telcordia assuming a 38% income tax rate.